Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: (714) 540-1235 Fax: (714) 755-8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
April 6, 2006	Milan	Silicon Valley
	Moscow	Singapore
Harrah’s Entertainment, Inc.	Munich	Tokyo
Harrah’s Operating Company, Inc.	New Jersey	Washington, D.C.
One Harrah’s Court
Las Vegas, Nevada 89119

Re:                               Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Harrah’s Operating Company, a Delaware corporation (the “Company”), and Harrah’s Entertainment, Inc., a Delaware corporation (the “Guarantor”), in connection with their filing on April 6, 2006, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of an indeterminate amount of Securities (as defined below) for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as to the enforceability, as specified herein, of the Debt Securities and the Guarantees and the validity of the Common Stock (each as defined below).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will contemplate the issue and sale of (i) one or more series of debt securities (the “Debt Securities”) by the Company, which may be guaranteed by the Guarantor (the “Guarantees”), and (ii) shares of common stock of the Guarantor, par value $.10 per share (the “Common Stock”), and related stock purchase rights in respect of the Common Stock. Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock. Any Debt Securities and any Guarantees will be issued pursuant to an indenture by and among the Company, the Guarantor and U.S. Bank National Association, as Trustee (the “Trustee”), in the form included as Exhibit 4.6 to the Registration Statement (the “Indenture”). The Indenture and the Guarantees are herein collectively referred to as the “Agreements.” The Debt Securities, the Guarantees and Common Stock are herein collectively referred to as the “Securities.”

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantor in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and the Guarantor and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the effect on the Agreements and the Securities of the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Agreements), and the General Corporation Law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)          When the Debt Securities have been duly authorized and the specific terms of any particular series of Debt Securities has been duly established in accordance with the Indenture and applicable law, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities.

(2)          When the Indenture has been duly authorized, executed and delivered by the Company, the Guarantor and the Trustee, and when such Guarantees and the related Debt Securities have been duly authorized and specific terms of the Guarantees have been duly established in accordance with the Indenture and applicable law, and such Guarantees have been duly executed and delivered by the Guarantor in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities have been duly authenticated by the Trustee, duly executed and delivered against payment therefor in accordance with the Indenture, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Guarantees will constitute legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms of such Guarantees.

(3)          Assuming there shall be sufficient shares of Common Stock authorized under the certificate of incorporation of the Guarantor (as then in effect) and not otherwise reserved for issuance, and when the Common Stock has been duly authorized by all necessary corporate action of the Guarantor, and upon issuance, delivery and payment of consideration not less than par value therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, including the issuance and delivery of Common Stock upon a conversion of any Debt Security as provided for in the applicable Prospectus Supplement and any supplement to the Indenture, such shares of Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed above in paragraphs (1) and (2) above are further subject to the following limitations, qualifications and exceptions:

(a)            the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)           the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought;

(c)            the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d)           we express no opinion concerning the enforceability of (i) the waiver of rights or defenses contained in Section 515 of the Indenture; (ii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (iii) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (iv) waivers of broadly or vaguely stated rights; (v) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) provisions for exclusivity, election or cumulation of rights or remedies; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for liquidated damages, default interest, late charges, monetary penalties, make whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (x) proxies, powers and trusts; or (xi) the severability, if invalid, of provisions to the foregoing effect.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

With your consent, we have assumed (a) that the Agreements and the Debt Securities will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as the to Company and the Guarantor, enforceable against them in accordance with their respective terms, and (b) that the status of the Agreements and the Debt Securities as legally valid and binding obligations of the respective parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

To the extent that the obligations of each of the Company and the Guarantor under the Debt Securities and Guarantees may be dependent upon such matters, we assume for purposes of this opinion that each of the Company, the Guarantor and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of the Company, the Guarantor and the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and each of the Company and the Guarantor, as applicable, and constitutes the legally valid and binding obligation of each of the Company, the Guarantor and the Trustee, as applicable, enforceable against each of the Company, the Guarantor and the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that each of the Company, the Guarantor and the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by any persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities and Guarantees.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP